UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.

(Exact name of registrant as specified in charter)

Bermuda	001-38731	98-0529995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wesley Street

Hamilton HM 11, Bermuda

(Address of principal executive offices)

(441) 278-3140

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	SG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On February 26, 2021, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated August 6, 2020, by and among Sirius International Insurance Group, Ltd. (the “Company”), a Bermuda exempted company limited by shares, Third Point Reinsurance Ltd. (“TPRE”), a Bermuda exempted company limited by shares, and Yoga Merger Sub Limited (“Merger Sub”), a Bermuda exempted company limited by shares and a wholly owned subsidiary of TPRE, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving company in the Merger (such surviving company, the “Surviving Company”). As a result of the Merger, among other things, TPRE became the ultimate parent of the Surviving Company and its subsidiaries. Effective as of the effective time of the Merger (the “Effective Time”), TPRE changed its name to “SiriusPoint Ltd.”

The Merger and the Merger Agreement were previously described in the definitive joint proxy statement/prospectus on Form S-4 (Registration No. 333-248989) (as, amended, the “Joint Proxy Statement/Prospectus”), dated and filed with the Securities and Exchange Commission (“SEC”) on October 23, 2020 and in the Company's Form 8-K filed August 6, 2020.

This Current Report on Form 8-K is being filed for the purpose of disclosing certain events with respect to the Company in connection with the consummation of the Merger.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 26, 2021, pursuant to the Merger Agreement, the Merger was consummated and became effective as of the Effective Time. As a result of the Merger, among other things, TPRE became the ultimate parent of the Surviving Company and its subsidiaries. The Merger and the Merger Agreement were previously described in the Joint Proxy Statement/Prospectus.

Pursuant to the Merger Agreement, at the Effective Time, each share, par value $1.00 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time, was converted into and became one duly authorized, validly issued, fully paid and non-assessable common share, par value $0.01 per share, of the Surviving Company.

Pursuant to the Merger Agreement, at the Effective Time, all common shares, par value $0.01 per share, of the Company (“Sirius Shares”) that were owned by the Company as treasury shares and any Sirius Shares issued and outstanding immediately prior to the Effective Time and owned by the Company, TPRE, Merger Sub or any other direct or indirect wholly owned subsidiary of the Company or TPRE immediately prior to the Effective Time (in each case, other than those held on behalf of any third party) were automatically canceled and ceased to exist and to be outstanding, and no consideration was delivered in exchange therefor.

Pursuant to the Merger Agreement, at the Effective Time, each Sirius Share that was issued and outstanding immediately prior to the Effective Time was automatically canceled and converted into, and thereafter represented the right to receive, one of the following consideration options (collectively, the “Merger Consideration”), in each case, without interest, at the shareholder’s election:

•	$9.50 in cash;

•	a combination of common shares, par value $0.10 per share, of TPRE (the “TPRE Shares”) and CVR consideration comprising (1) 0.743 of a TPRE Share and (2) one contractual contingent value right, which represents the right to receive a contingent cash payment, which, taken together with the fraction of the TPRE Share received, guarantee that on the second anniversary of the Effective Time, the electing shareholder will have received equity and cash equal to at least $13.73 per Sirius Share; or

•	a combination of cash, TPRE Shares, Series A Preference Shares, Warrants and Upside Rights (a “Mixed Election”) comprising (1) $0.905 in cash, (2) 0.496 TPRE Shares (3) 0.106 Series A preference shares, par value $0.10 per share, of TPRE (the “Series A Preference Shares”), (4) 0.190 of a warrant (each, a “Warrant”) and (5) $0.905 aggregate principal amount of an “upside right” issued by TPRE (collectively, the “Upside Rights”).

The Sirius Shares will be suspended from trading on the NASDAQ Global Select Market (“NASDAQ”) prior to the opening of trading on March 1, 2021. TPRE Shares will continue regular-way trading on the New York Stock Exchange using TPRE’s trading history under the ticker symbol “SPNT” immediately following the suspension of trading of Sirius Shares. The description of TPRE Shares set forth in the Joint Proxy Statement/Prospectus is incorporated herein by reference.

The description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference. This summary is not intended to modify or supplement any factual disclosures about the Company or TPRE and should not be relied upon as disclosure about the Company and TPRE filed with the SEC. The terms of the Merger Agreement govern the contractual rights and relationships between, and allocate risks among, the parties thereto in relation to the transactions contemplated thereby. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations among the parties, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, such representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and should not be relied upon as statements of fact.

The information set forth in the “Explanatory Note” of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Merger, the Sirius Shares were registered pursuant to Section 12(b) of the Exchange Act and listed on NASDAQ. As a result of the Merger, the Company has requested and NASDAQ has filed a Form 25 to withdraw the Sirius Shares from listing on NASDAQ. The Sirius Shares will be suspended from trading on NASDAQ prior to the open of trading on March 1, 2021. The Company expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of the Sirius Shares, and suspend the reporting obligations under Sections 12(g) and 15(d) of the Exchange Act of the Company.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, at the Effective Time, all Sirius Shares issued and outstanding immediately prior to the Effective Time were automatically canceled and converted into the right to receive the Merger Consideration.

As of the Effective Time, holders of Sirius Shares ceased to have any rights as shareholders in the Company, other than the right to receive the Merger Consideration in accordance with the Merger Agreement.

The information set forth in Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, effective as of the Effective Time, each director of the Company submitted their resignation and ceased to be a member of Board of Directors of the Company and the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Company. Effective as of the Effective Time, Kernan V. Oberting, President and Chief Executive Officer, Gene Boxer, EVP, Chief Strategy Officer and General Counsel and Ralph A. Salamone, EVP and Chief Financial Officer submitted their resignation as officers of the Company. The remaining officers of the Company in office immediately prior to the Effective Time will remain officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly executed or appointed and qualified, as the case may be, in accordance with the bye-laws of the Surviving Company.

Following their termination, Messrs. Oberting, Boxer and Salamone will receive the change in control severance benefits under the terms of the Sirius Group Severance and Change in Control Plan, the Sirius International Insurance Group Ltd. 2018 Omnibus Incentive Plan (and the award agreements thereunder), the Amended and Restated Sirius Group Long-Term Incentive Plan (and the award agreements thereunder) and, in the case of Mr. Oberting, the employment agreement between Sirius International Insurance Group Ltd. and Mr. Oberting, dated as of January 30, 2019.

In addition, in connection with the Merger, effective as of the Effective Time, TPRE assumed certain of the compensation and benefit plans, agreements, policies and other arrangements sponsored, maintained or entered into by the Company, including those in which any director or named executive officer of the Company was a participant, as well as any rights and obligations of the Company thereunder.

Additional information required by Items 5.02(c) and (d) is included in Joint Proxy Statement/Prospectus and is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, in connection with the Merger, the memorandum of association of the Company was amended and restated in its entirety as set forth in Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.03, and the bye-laws of the Company were amended and restated in their entirety as set forth in Exhibit 3.2 to this Current Report on Form 8-K, which is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	*Agreement and Plan of Merger, dated as of August 6, 2020, among Third Point Reinsurance Ltd., Yoga Merger Sub Limited and Sirius International Insurance Group, Ltd.

3.1	Memorandum of Association of the Surviving Company

3.2	Bye-laws of the Surviving Company

104	Interactive Data File (embedded within the Inline XBRL document).

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sirius International Insurance Group, Ltd.

By:	/s/ Lisa Tanzi
Name: Lisa Tanzi
Title: Deputy General Counsel

Date: February 26, 2021